U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                     INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material under Rule 14a-12

                 AXM Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock; Series A Preferred Stock; Series B Preferred Stock

(2) Aggregate number of securities to which transaction applies: 18,092780

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

AXM PHARMA, INC.

                                                                AXM Pharma, Inc.
                                           3960 Howard Hughes Parkway, Suite 500
                                                         Las Vegas, Nevada 89109




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         AXM Pharma will hold its Annual Meeting of Stockholders at its offices located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89109 on Thursday, April 29, 2004, 10:00 a.m. PST. We are holding the meeting for the following purposes:

          1. To elect members of the Board of Directors, whose terms are described in the proxy statement.

          2. To approve the 2004 AXM Pharma, Inc. Incentive and Nonstatutory Stock Option Plan.

          3. To ratify the appointment of Malone & Bailey, PLLC, as AXM Pharma's independent auditors for the fiscal year ending December 31, 2004.

          4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

         Holders of record of AXM Pharma common stock and Series A and B preferred stock at the close of business on March 15, 2004, are entitled to vote at the meeting.

         In addition to the proxy statement, proxy card and voting instructions, a copy of AXM Pharma's annual report on Form 10-KSB, which is not part of the proxy soliciting material is enclosed.

         It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card.

                                             By Order of the Board of Directors,

                                             Douglas C. MacLellan,
                                             Vice Chairman

March 25, 2004

                                 PROXY STATEMENT

         We are providing these proxy materials in connection with the solicitation by the Board of Directors of AXM Pharma of proxies to be voted at our Annual Meeting of Stockholders, to be held on April 29, 2004, and at any meeting following postponement or adjournment of the annual meeting.

         You are cordially invited to attend the annual meeting, which will begin at 10:00 a.m. PST. The meeting will be held at our offices located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89109. Stockholders will be admitted beginning at 9:30 a.m. The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

         You will need an admission ticket to enter the meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the annual meeting, please retain the admission ticket. A map and directions to the annual meeting are printed on the admission ticket.

         If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the annual meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Signature Stock Transfer, 2301 Ohio Drive, Plano, Texas 75093. If you arrive at the annual meeting without an admission ticket, we will admit you if we are able to verify that you are an AXM Pharma stockholder.

         We are first mailing this proxy statement, the proxy card and voting instructions on April 1, 2004, to persons who were stockholders at the close of business on March 15, 2004, the record date for the meeting.

         Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to the year 2003 or fiscal 2003 refer to the 12-month period from January 1, 2003 through December 31, 2003.

PROXIES AND VOTING PROCEDURES

         You can vote your shares by completing and returning a proxy card or, if you hold your shares in "street name," a voting instruction form.

         You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

         If your shares are held in "street name," you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

         All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. IF YOU RETURN A SIGNED PROXY CARD WITHOUT INDICATING HOW YOUR SHARES SHOULD BE VOTED ON A MATTER AND DO NOT REVOKE YOUR PROXY, THE SHARES REPRESENTED BY YOUR PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW; FOR THE APPROVAL OF THE OPTION PLAN; AND FOR THE APPOINTMENT OF MALONE & BAILEY, PLLC AS AXM PHARMA'S INDEPENDENT AUDITORS.

         If you hold your shares through a broker, your shares may be voted even if you do not attend the annual meeting. Under the rules of the American Stock Exchange member brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of Directors to the extent permitted by rules of the Exchange.

         If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the annual meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

STOCKHOLDERS ENTITLED TO VOTE

         You are entitled to vote at the annual meeting all shares of our common stock and Series A and B preferred stock that you held as of the close of business on the record date. Each share of our common stock, our Series A Preferred Stock and our Series B Preferred Stock is entitled to one vote with respect to each matter properly brought before the meeting.

         On March 15, 2004, the record date, there were on 14,807,780 shares of common stock outstanding and 2,425,000 shares of Series A preferred stock outstanding and 860,000 shares of Series B preferred stock outstanding.

         A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89109 between the hours of 9:00 a.m. and 4:00 p.m. local time.

REQUIRED VOTE

         The presence, in person or by proxy, of the holders of a majority of all the votes that could be cast by the holders of all outstanding shares of Class A and Class B common stock is required in order to transact business at the meeting.

         A plurality of the votes duly cast is required for the election of Directors. That is, the nominees receiving the greatest number of votes will be elected.

         In the election of Directors, you may withhold your vote. Withheld votes will be excluded from the vote and will have no effect on the outcome. Broker "non-votes," if any, will not be counted as votes cast in the election of Directors.

COST OF PROXY DISTRIBUTION AND SOLICITATION

         AXM Pharma will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of AXM Pharma in person or by telephone, e-mail, facsimile or other electronic means by Directors, officers or employees of AXM Pharma, who will receive no additional compensation for soliciting. In accordance with the rules of the Securities and Exchange Commission and the American Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of AXM Pharma stock.

                                    PROPOSALS

PROPOSAL 1.
Proposal for the Election of Directors

         The Board of Directors is comprised of six directors and is comprised of only one class. Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

Information with Respect to Director Nominees

MS. WANG WEI SHI, CHAIRMAN. Ms. Wang became Chairman of AXM Pharma when we acquired Werke Pharmaceuticals, Inc. in March 2003 and has been Chairman of Shenyang Tianwei Werke Pharmaceuticals and Vice-Chairman of Werke Pharmaceuticals, Inc. since December 2000. From 1999 until December 2000, Ms. Wang was Chairman and General Manager of Shenyang Tianwei Pharmaceutical
Factory, Ltd., a predecessor to Shenyang Tianwei Werke Pharmaceuticals. Since May 1996, she has also been Chairman of Liaoning Shenda Import and Export

Company, a Chinese import/export company. From 1984 through 1988, Ms. Wang was the Manager of the Finance Department of the Shenyang Five Mineral Import and Export Company, a Chinese import/export company. Ms. Wang attended Beijing University and Shenyang University and studied financial management, accounting and economics.

MR. DOUGLAS C. MACLELLAN, VICE-CHAIRMAN. Mr. MacLellan became Vice-Chairman of AXM Pharma in connection with our acquisition of Werke Pharmaceuticals, Inc. in March 2003 and has been Vice-Chairman of Werke Pharmaceuticals, Inc. since October 2000 and Vice Charman of the Board of Directors of Shenyang Tianwei Werke Pharmaceutical Co., Ltd. since December 2000. Mr. MacLellan is a venture capitalist and business incubation executive. He holds significant expertise in developing and financing Chinese-based businesses, particularly in the telecommunications, software and Internet industries. Since May 1992, Mr. MacLellan has been President and Chief Executive Officer of the MacLellan Group, Inc., a privately-held business incubator and financial advisory firm. From March 1998 through October 2000, Mr. MacLellan was the co-founder and a significant shareholder of Wireless Electronique, Ltd., a China-based telecommunications company having joint venture operations with China Unicom (NASDAQ: CHU) in Yunnan, Inner Mongolia and Ningxia provinces. He is also a co-founder and, since May 1997, has been a director of Datalex Corporation, a Canadian-based legacy software solution provider. Mr. MacLellan is also a member of the board of directors and chairman of the audit committee of AMDL, Inc. (AMEX: ADL), a publicly-held biotechnology firm. From November 1996 to March 1998, Mr. MacLellan was co-Chairman and an Investment Committee member of the Strategic East European Fund. From November 1995 to March 1998, Mr. MacLellan was President, Chief Executive Officer and a Director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the board of directors and co-founder of FirstCom
Corporation (NASDAQ: FCLX), an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America (NASDAQ: ATTL) in August 2000. During 1996, he was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority-owned subsidiary of Metromedia International Group, Inc. (AMEX: MMG). Mr. MacLellan was educated at the University of
Southern California in economics and finance, with advanced training in classical economic theory.

MR. MARK H. ELENOWITZ, DIRECTOR. Mr. Elenowitz became a Director of AXM Pharma in connection with our acquisition of Werke Pharmaceuticals, Inc. in March 2003. Mr. Elenowitz was a co-founder and since July 2001, has been a managing director of TriPoint Capital Advisors, LLC, a consulting firm, where he is responsible for the overall corporate development of TriPoint and assisting its clients with corporate and general business development. From September 2001 to March 2002, Mr. Elenowitz was a Director and President of Image World Media, Inc. (Pink sheet: IMWI), an international media company specializing in the production and distribution of various media content for worldwide distribution across multiple media platforms, such as traditional television, film and the Internet. From

February 1998 to October 2001, Mr. Elenowitz was Co-Chairman and Managing Director of GroupNow!, Inc., a financial consulting firm. He was also a founder, and since 1996 has been the senior managing director of Investor Communications Company, LLC, a national investor relations firm. Mr. Elenowitz has held Series 7 and 63 licenses as a broker, and has held a Series 24 license at a regional brokerage firm. Mr. Elenowitz is a graduate of the University of Maryland School of Business and Management, with a BS in Finance.

MR. MARK BLUER, DIRECTOR. Mr. Bluer Mr. Bluer is a founder and managing partner of Bluer and Bluer, LLP, which was founded in 2000 and is a San Francisco bay area based law firm primarily focused on business and employment litigation. Mr. Bluer personally represents clients through all stages of litigation and many cases involve parties from China or disputes involving transactions between China and the United States. Prior to founding Bluer and Bluer, Mr. Bluer served as Deputy Chief Representative for the Beijing Representative office of the law firm CHA & PAN from 1997 to 1999. Mr. Bluer represented various American clients of the firm with business interests in China. Mr. Bluer's first attorney position was with Kern, Noda, Devine & Segal from 1992 to 1995. Mr. Bluer was enrolled in the Taipei Language Institute where he took tutorial classes in Mandarin Chinese from 1985 to 1986 and now has over 14 years experience speaking and reading Mandarin Chinese. Mr. Bluer also has a BA in Business Economics and History, from the University of California, Santa Barbara. In 1990, Mr. Bluer received his JD from Santa Clara University School of Law and has been an active member of the California State Bar since 1991.

MR. MONTGOMERY FRANK SIMUS, DIRECTOR. Mr. Simus has more than nine years of experience working in Central and Southeast Asia, including a unique combination of information and communications technology expertise and international development and team-building experience. Since August 2002, he has been President, CEO and founder of Golden Asia Ventures, a management consultancy that focuses on strategic business and technology investments partnerships between Asian and North American organizations. From 2001 to 2002, Mr. Simus was a Vice President at CEM Investments, where he focused on early-stage commercial and residential real estate and mezzanine financing opportunities. Prior to CEM Investments, he worked as an Alliance Manager in the Institutional Business Development Group at Financial Engines, Inc. from September 1999 to January 2001. Before joining Financial Engines, Inc., Mr. Simus held a variety of technology and finance related positions with various international firms, including AES Corporation, Lehman Brothers Asia Limited (Hong Kong), Hong Kong and Shanghai Banking Corporation Limited (Hong Kong), Oracle Corporation and EDS Limited. Mr. Simus also previously managed the implementation of a multi-million dollar international aid project portfolio focused on telecommunications, aviation, and parastatal reform for the United Nations Development Program in Kenya. He graduated from Harvard University's John F. Kennedy School of Government with a Masters Degree in Public Policy focused on International Development. He has a BA in History from Yale University and is functional in French, Mandarin Chinese and Russian.

MR. CHAOYING (CHARLES) LI, DIRECTOR. Mr. Li is a registered lawyer and trademark attorney in the People's Republic of China where he specializes in foreign investments in China, mergers and acquisitions, joint venture structure and formations and intellectual property and technology law. Since August 2001, he has been a partner at T&C Law Offices in Beijing. Prior to joining T&C, Mr. Li was a founder and general counsel of Bookoo, Inc., a pioneer in the e-book marketplace and one of the first Internet companies in Greater China that extensively emphasized the management of intellectual property rights from January 2000 to August 2001. Before the founding of Bookoo, Inc., Mr Li spent over 4 years from August 1995 to December 1999 working for Cha & Cha, an international law firm specializing in Telecom, Internet and joint venture law. He received a Master of Laws from the University of Ottawa in 2003 and both a Master of Laws in July 1999 and Bachelor of Laws in July 1996 from Peking University, majoring in Intellectual Property Law. He also has earned BS in Mathematics in July 1995 from Peking University. Mr. Li has written numerous academic and professional articles that are widely published internationally and in Mainland China, Hong Kong and Taiwan. Mr. Li is fluent in English and Mandarin. He also completed an internship at Gowling Lafleur Henderson LLP in Ottawa, Canada in 2003.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE ABOVE NAMED DIRECTORS.

PROPOSAL 2.
Proposal for an Incentive and Nonstatutory Stock Option Plan

The Board of Directors has adopted the AXM Pharma, Inc. Incentive and Nonstatutory Stock Option Plan (the "2004 Plan") and is recommending that shareholders approve the 2004 Plan at the Annual Meeting. The 2004 Plan is intended to further the growth and financial success of AXM Pharma, Inc. (the "Corporation") by providing additional incentives to directors, executives and selected employees of and consultants to the Corporation so that such participants may acquire or increase their proprietary interest in the Corporation. The term "Corporation" shall include any parent corporation or subsidiary corporation of the Corporation as those terms are defined in Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"). Stock options granted under the Plan ("Options") may be either "Incentive Stock Options", as defined in Code section 422 and any regulations promulgated under that Section, or "Nonstatutory Options" at the discretion of the Board of Directors of the Corporation (the "Board") and as reflected in the respective written stock option agreements granted pursuant to this Plan. The Board believes that the 2004 Plan would maintain the flexibility that AXM Pharma needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees and directors essential for achievement of our success.

The 2004 Plan would permit the grant of incentive stock options in accordance with Code section 422 or nonstatutory options. Individuals eligible to receive options under the 2004 Plan include officers, directors, employees of and consultants to AXM Pharma. The Board of Directors reserved 3,000,000 shares of our common stock to be issued in the form of incentive and/or non-qualified stock options for employees, directors and consultants to AXM Pharma. As of January 2004, our Board of Directors, authorized the issuance of 2,040,000 options to employees, directors and consultants. As of March 2004, there are 6 Directors, 2 executive officers and approximately 35 employees other than executive officers who are eligible to receive awards under the 2004 Plan. If the 2004 Plan is approved, the following table will reflect the benefits granted to each of our officers and directors:


                                NEW PLAN BENEFITS
                  Incentive and Nonstatutory Stock Option Plan


NAME & POSITION                DOLLAR VALUE ($)            NUMBER OF UNITS
--------------------           ----------------            ---------------
Peter Cunningham               $1,560,000.00               400,000
Ms. Wang Wei Shi               $1,170,000.00               300,000
Douglas C. MacLellan           $1,560,000.00               400,000
Mark Elenowitz                 $624,000.00                 160,000
Charles Li                     $390,000.00                 100,000
Chet Howard                    $390,000.00                 100,000
Mark Bluer                     $228,000.00                 40,000


THE BOARD OF DIRECTORS RECOMMNEDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN.

PROPOSAL 3.
Proposal regarding Independent Auditors

         Malone & Bailey, PLLC have served as AXM Pharma Inc.'s independent auditors for the past year. Malone & Bailey are a full service accounting firm, predominantly servicing small public companies that operate under Securities and Exchange Commission rules. They specialize in serving both small public companies under Securities and Exchange Commission rules and in serving closely held, private clients. As per Sarbanes-Oxley, Malone & Bailey meet the "partner turnover" requirements, having at least 4 qualified audit partners. Their team is comprised of experienced tax and audit professionals with both big firm and small firm backgrounds.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO CONTINUE EMPLOYING MALONE & BAILEY, PLLC AS AXM PHARMA INC.'S INDEPENDENT AUDITORS.

                            GOVERNANCE OF AXM PHARMA

         Pursuant to Nevada Corporation Law and AXM Pharma's by-laws, our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have six members of the Board.

         During fiscal 2003, the Board had three standing committees:

     o The Audit Committee, the members of which were Douglas MacLellan (Chair), Mark Elenowitz andTongbo Wang;

     o The Disclosure Committee, the members of which were Douglas MacLellan (Chair), Lan Hao and Mark Elenowitz; and,

     o The Compensation Committee, the members of which were Mark Elenowitz (Chair), Wang Wei Shi and Douglas MacLellan.

         The Board has determined that Mr. MacLellan, and Mr. Wang were "independent" for purposes of Section 121(A) of the American Stock Exchange's Listing Standards and that the current members of the Audit Committee are "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. Mr. Elenowitz resigned as a member of the Audit committee in February 2004, and was replaced by Mark Bluer, whom the Board has determined is "independent" under the foregoing requirements. In March, Mr. Wang resigned as a member of the Board and was replaced by Charles Li. Mr. Wang was replaced as a member of our Audit committee with Montgomery Simus, whom the Board has determined is "independent" under the foregoing requirements. Lan Hao resigned as a director in March 2004. Mr. Elenowitz resigned as a member of the disclosure committee in March 2004 In March 2004 our Board appointed Chet Howard, our CFO and Peter Cunningham, our CEO to serve as members of the Disclosure Committee. Neither Mr. Howard nor Mr. Cunningham is a member of our Board of Directors. Mr. Elenowitz and Ms. Wang Wei Shi resigned as members of the compensation committee in March 2004 and were replaced by Mark Bluer and Montgomery Simus, both of whom the Board has determined are "independent" under the foregoing requirements. The Board has based its determinations regarding "independence" primarily on a review of the of the responses of our Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships and on discussions with the Directors.

         During fiscal 2003, the Board did not have a nominating committee but the Board intends to create such a committee in the near future. At present, no members have been designated for such nominating committee.

         The Board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and functioning of the Board. The Board has also adopted a code of conduct that applies to our executive officers and a code of conduct that applies to our Directors. You can find links to these materials on our website at: http://www.AXMPharma.com/governance.html.

         During fiscal 2003, the Board held four meetings and each of the committees held a total of 3 meetings. None of the directors attended fewer than 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member during fiscal 2003.

AUDIT COMMITTEE

         The Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to AXM
Pharma's:

     o Quarterly and annual consolidated financial statements and financial information filed with the Securities and Exchange Commission;
     o    System of internal controls;
     o    Financial accounting principles and policies;
     o    Internal and external audit processes; and
     o    Regulatory compliance programs.

         The committee meets periodically with management to consider the adequacy of AXM Pharma's internal controls and financial reporting process. It also discusses these matters with AXM Pharma's independent auditors and with appropriate financial personnel employed by AXM Pharma. The committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the Securities and Exchange Commission. The committee met 3 times in fiscal 2003.

         The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee.

         Audit Committee Financial Expert. The Board has determined that the Chairman of the committee, Mr. MacLellan is an "audit committee financial expert" as that term is defined in Item 401(e) of Regulation S-B and "independent" for purposes of currently adopted American Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. Mr. MacLellan is also currently the Chairman of the Audit Committee of AMDL, Inc. a company also listed on the American Stock Exchange. Our Board of Directors has determined that such simultaneous service does not impair the ability of Mr. MacLellan to effectively serve as the Chairman of AXM Pharma's Audit Committee.

                            REPORT OF AUDIT COMMITTEE

         We have reviewed AXM Pharma's audited financial statements as of and for the fiscal year ended December 31, 2003, and met with both management and Malone & Bailey, PLLC, AXM Pharma's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

         Management has primary responsibility for AXM Pharma's financial statements and overall reporting process, including the company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

         We have received and discussed with Malone & Bailey, PLLC, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from AXM Pharma. We also discussed with Malone & Bailey, PLLC, any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         Based on these reviews and discussions, we recommend to the Board that the Company's audited financial statements be included in AXM Pharma's annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

Douglas MacLellan (Chair)
Mark Bluer
Montgomery Simus

DISCLOSURE COMMITTEE

         The Disclosure Committee is responsible for oversight of our public disclosure made in our public filings with Securities and Exchange Commission, in the press and as communicated to our shareholders by investor relations firms employed by AXM Pharma.


COMPENSATION COMMITTEE

         The Compensation Committee is responsible for setting executive compensation, for making recommendations to the full Board concerning Director compensation and for general oversight of the compensation and benefit programs for other employees. The committee met 3 times in 2003.

COMPENSATION OF DIRECTORS

         Our directors who are employees do not receive any compensation from AXM Pharma for services rendered as directors. Outside directors receive $3,000 a month for serving on the Board of Directors. Members of the Audit Committee receive an additional $1,500 per month and the chairman of the Audit Committee receives an additional $9,000 per month. The chairpersons of the other two board committees receive an additional $4,500 per month. The Vice-chairman of the Board receives an additional $6,000 for service in such position, in addition to any other payments to which he is entitled, and our Chairperson of the Board is paid a flat fee of $20,000 per month. All board members are entitled to participate in AXM Pharma's health insurance plan. In January 2004, our Board of Directors authorized the issuance of 1,010,000 stock options exercisable at $3.90 per share to members of our Board of Directors and an additional 40,000 stock options exercisable at 5.70 per share. The foregoing options are subject to ratification of the "2004 Qualified and Nonstatutory Stock Option Plan" by our Shareholders at the next annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the compensation committee during fiscal 2003, were Mark Elenowitz, Douglas MacLellan and Wang Wei Shi. None of the members have ever been an officer or employee of AXM Pharma, however, Wang Wei Shi is the Chief Executive Officer of Shenyang Tianwei Werke Pharmaceuticals, our wholly owned subsidiary and Mark Elenowitz is an owner and officer of Tripoint Capital Advisors, a consultant to AXM Pharma. Other than disclosed herein, there were no "compensation committee interlocks" during fiscal 2003.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

         AXM Pharma stockholders who want to communicate with our Board or any individual director can write to:

                                AXM Pharma, Inc.
                      3960 Howard Hughes Parkway, Suite 500
                               Las Vegas, NV 89109
                           Attn: Board Administration

         Your letter should indicate that you are an AXM Pharma stockholder. Depending on the subject matter, management will:

     o Forward the communication to the Director or Directors to whom it is addressed;

     o Attempt to handle the inquiry directly, for example where it is a request for information about AXM Pharma or it is a stock-related matter; or

     o Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

         At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

DIRECTORS ATTENDANCE AT ANNUAL MEETINGS

         We intend to schedule a Board meeting in conjunction with our annual meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict. This is the first year that we have held an annual meeting and, therefore, we cannot provide any specifics as to past Director attendance at annual meetings.

OUR RELATIONSHIP WITH OUR INDEPENDENT AUDITORS

         The fees billed by Malone & Bailey, PLLC for the indicated services performed during fiscal 2003 and fiscal 2002 were as follows:


                             Fiscal 2003        Fiscal 2002

Audit fees                   $ 6,280.00         $4,800.00
Audit-related fees           $12,100.00         $0
Tax Fees                     $0                 $0
All other fees               $0                 $0

         The amounts shown for "Audit-related fees" were for issuance of consents in connection Registration Statement on Form SB-2 originally filed on September 25, 2003, assistance with response to SEC comments to such Registration Statement and consultations regarding generally accepted accounting principles.

         Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for AXM Pharma by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which should nonetheless be approved by the Audit Committee prior to the completion of the audit. Each year the independent auditor's retention to audit our financial statements, including the associated fee, is approved by the committee before the filing of the previous year's annual report on Form 10-KSB. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. At each subsequent committee meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

         Since the May 6, 2003, effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Malone & Bailey, PLLC, has been approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

APPOINTMENT OF AUDITORS FOR FISCAL 2004

         The Audit Committee has reappointed Malone & Bailey, PLLC, as the independent accounting firm to audit our financial statements for fiscal 2004.

         Representatives of Malone & Bailey, PLLC, will be present at the meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

         On December 26, 2003, our officers, Directors and 10% or greater shareholders became subject to the requirements of Section 16(a) of the Securities Exchange Act by virtue of our common stock becoming registered pursuant to Section 12 of the Securities Exchange Act on such date. As a result, each of our officers, directors and 10% or greater shareholders were required on that date to file a Form 3 reporting their beneficial ownership of AXM Pharma's securities at such date. Although all of the required Form 3s have now been filed as required by the Securities Exchange Act, Peter Cunningham, Lan Hao, Doug MacLellan, Mark Elenowitz, Tongbo Wang and Wang Wei Shi all filed their initial statements of beneficial ownership on Form 3 late. Other than as set forth herein, we believe that all reports, which our officers, Directors and 10% or greater shareholders were required to file in fiscal 2003, pursuant to
Section 16(a) of the Securities Exchange Act, have been timely filed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTION

         We are party to a consulting agreement with TriPoint Capital Advisors, LLC, a company in which Mark Elenowitz, a director and significant shareholder of AXM Pharma, indirectly owns a 40% interest. Pursuant to the terms of the consulting agreement, we are required to pay TriPoint a monthly fee of $10,000. The current agreement between Tripoint Capital Advisors and AXM Pharma has a one-year term and is terminable by either party, with or without cause, upon 30 days written notice. Additionally, on May 1, 2002, pursuant to the terms of a previous consulting agreement with TriPoint, Werke Pharmaceuticals, Inc., our wholly owned subsidiary issued TriPoint 500,000 shares of its common stock, which shares were exchanged pursuant to the terms of our share exchange agreement with the shareholders of Werke Pharmaceuticals, Inc. into shares of AXM Pharma common stock. In addition, Werke Pharmaceuticals, Inc. is party to a consulting agreement with Investor Communications Company, LLC , a company in which Mark Elenowitz directly benefits from 20% of the stock compensation received from the Company. Pursuant to the terms of the consulting agreement, Werke Pharmaceuticals, Inc. is required to pay Investor Communications Company, LLC a monthly fee of $5,000 and issued to Investor Communications Company, LLC 120,000 shares of its common stock which were subsequently converted into shares of AXM Pharma common stock as a result of the Share Exchange.

         On September 12, 2002, Byrle Lerner, a significant shareholder of AXM Pharma, made a capital contribution of $100,000 to Werke Pharmaceuticals, Inc. to provide working capital for Werke Pharmaceuticals, Inc.'s United States administrative offices, including expenses for travel to The Peoples Republic of China by Werke Pharmaceuticals, Inc.'s U.S. employees and consultants. Mr. Lerner received shares of Werke Pharmaceuticals, which were later exchanged for shares of AXM Pharma pursuant to our share exchange with Werke Pharmaceuticals, in consideration for his capital contribution.

         In September 2003, we engaged Amaroq Capital, LLC, to provide advice regarding business development and to identify and review potential merger and acquisition candidates in Asia. Amaroq Capital will be paid $5,000 per month for its services and is entitled to receive additional compensation in connection with mergers or acquisitions that it identifies or for which it provides substantive assistance to AXM Pharma. The current agreement with Amaroq Capital is for a six month term and is terminable only upon the mutual written consent of AXM Pharma and Amaroq Capital. Amaroq Capital is owned by Joseph Cunningham, brother of Peter Cunningham, our President and Chief Executive Officer.

         In April 2003, we engaged Rabelaisian Resources, Plc., to provide consulting services for AXM Pharma. Rabelaisian Resources' agreement expired in August 2003. Rabelaisian Resources is owned by Peter Cunningham, who is currently our President and Chief Executive Officer. In August 2003, Mr. Cunningham was hired as our Chief Operating Officer and was promoted to the positions of President and Chief Executive Officer following the resignation of That Ngo from such positions in September 2003.


                 BENEFICIAL OWNERSHIP OF AXM PHARMA COMMON STOCK

BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK AND PREFERRED STOCK

         The following table sets forth, as of March 25, 2004, the names and addresses of each beneficial owner of more than five percent (5%) of our common stock and Preferred Stock (taken together as one class) known to us (other than as set forth under "Security Ownership of Directors and Executive Officers" below), the number of shares of common stock and Preferred Stock beneficially owned by each such person, and the percent of our common stock and Preferred Stock so owned. Each person has sole voting and investment power with respect to the shares of our common stock and Preferred Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and Preferred Stock, except as otherwise indicated.

                                   Amount and Nature of          Percentage
Name and Address                   Beneficial Ownership          Of Voting of
                                                                 Securities (1)

Byrle Lerner                          1,000,000                  5.53%
2904 Via Campesina
Palo Verdes Estates, CA 90274

Gryphon Master Fund, L.P.             1,807,469                  9.99%
500 Crescent Court
Suite 270
Dallas, Texas  75201


SF Capital Partners Ltd.               925,000                   5.11%
c/o Staro Asset Management, LLC
3600 South Lake Drive
St. Francis, Wisconsin 53235


----------------

(1) All Percentages have been rounded up to the nearest one hundredth of one percent.



SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 25, 2004, the names and addresses of each director and executive officer, the number of shares of our common stock and Preferred Stock beneficially owned, and the percentage of our common stock and Preferred Stock so owned, by each such person. Each person has sole voting and investment power with respect to the shares of our common stock and Preferred Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and Preferred Stock, except as otherwise indicated.


                                      Amount and Nature of Beneficial     Percentage
Name and Address                      Ownership                           Of Voting of Securities

Douglas C. MacLellan                  533,672 (1)                         2.95%
8324 Delgany Avenue
Playa Del Rey, California 90293

Peter W. Cunningham                   71,667(2)                           0.40%
755 Promontory Point Drive West
Newport Beach, California 92660

Mark Elenowitz                        225,160 (3)                         1.24%
400 Professional Drive, Suite 310
Gaithersburg, MD 20879

Ms. Wang Wei Shi                      6,027,000 (4)                       33.31%
46 Wen An Road
Building 4, 5th Floor
Shenyang, Liaoning, The Peoples
Republic of China 110003

Mr. Mark Bluer                        25,000                              0.14%
945 Magnolia Avenue, #77
Larkspur, CA 94939

Mr. Montgomery Simus                  0                                   0%
33 Haight Street, Apt. #8
San Francisco, CA 94111

Mr. Chet Howard                       0                                   0%
11792 Lily Rubin Ave.
Las Vegas, NV 89138




Chaoying (Charles) Li                110,000                              0.61%
14/F, Building A, Huixium Plaza,
No.8 Beisihuan Zhong Road
Chaoyang District, Beijing 100101,
P.R. China

All directors and officers as a    6,992,499                             38.65%
group (8 persons)(5)


(1) Includes 475,000 shares owned by Mr. MacLellan directly, 48,500 shares owned by The MacLellan Group, Inc., which is owned by Mr. MacLellan, and 16,953 shares owned by Broadband Access Market Space, Ltd., a company in which Mr. MacLellan owns 60% of the outstanding shares.

(2) Includes 41,667 shares owned by Mr. Cunningham directly and 30,000 shares owned by Rabelaisian Resources, Plc., a company owned by Mr. Cunningham. In addition to the shares listed herein Mr. Cunningham is entitled to receive an additional 208,333 shares of our common stock over the next three years pursuant to his employment agreement with AXM Pharma which provides that Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003.

(3) Includes 201,160 shares indirectly owned by MHE, Inc. (a company owned 100% by Mark Elenowitz) as a result of its 40% ownership interest of TriPoint Capital Holdings, LLC, which owns 502,900 shares of common stock, and 24,000 shares owned by Investor Communications Company, LLC, a company which is owned by MHE, Inc.

(4) Includes 3,117,000 shares owned by Ms. Wang directly and 2,910,000 shares owned by members of her immediate family.

(5) The amounts listed herein do not include stock options authorized by the Board of Directors which are subject to ratification of the 2004 "Qualified and Nonstatutory Stock Option Plan" by our shareholders at the next annual meeting. The following option grants were approved by the Board: Ms Wang 300,000 options; Mr. MacLellan 400,000 options; Mr. Cunningham 400,000; Mr. Elenowitz 160,000 options; and Mr. Li 100,000 options. All of the foregoing options have a proposed exercise price of $3.90 per share. In addition on February 24, 2004, the Board of Directors authorized the issuance of 40,000 options to Mr. Bluer at a proposed exercise price of $5.70 per share.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

One of the functions of AXM Pharma's Compensation Committee is to oversee the company's compensation plans and practices. We work with management to establish AXM Pharma's compensation philosophy and the outlines of AXM Pharma's compensation programs.

We also review and establish the individual compensation levels for members of senior management. In doing so, we consider the advice of independent, outside consultants in determining whether the amounts and types of compensation the company pays its leaders are appropriate.

EXECUTIVE COMPENSATION PHILOSOPHY

Our compensation program was designed to attract, motivate and retain the highly talented individuals need to drive business success. The program reflects the following principles:

          o Compensation should be related to performance. To that end, our compensation program reinforces our business and financial objectives. Employees compensation varies based on company and individual performance. Employees will receive greater or reduced incentive awards depending on whether, and to what extent we meet our financial goals. Individual compensation will also vary based on the person's performance, contribution and overall value to the business.

          o AXM Pharma employees should think like AXM Pharma stockholders. The best way to encourage our employees to act in the best interest of AXM Pharma is through an equity stake in AXM Pharma. Our 2004 Incentive and Nonstatutory Stock Option Plan accomplishes that goal.

          o    Our  compensation  plan  should  balance  our short and long term
               financial   objectives   and  reward   individual   and   company
               performance.

          o Our compensation should be competitive. When we determine compensation levels for executive officers, we review compensation survey data from independent sources to ensure that our total compensation program is competitive. Companies selected for the survey are those with whom we compete for executive talent.

COMPONENTS OF OUR COMPENSATION PLAN

The components of our executive compensation program are: base salary and long term incentives.

Base salary: we target base salaries for senior management at levels that are comparable to similar positions at companies with whom we compare for compensation purposes. We conduct surveys periodically to ensure that our salaries are competitive. We believe that compensation above competitive levels should come primarily from the variable portion of the compensation package. The committee reviews and approves all executive officer salary adjustments and recommended by the CEO. The committee also reviews the performance of the CEO and establishes his/her base salary.

Long term Incentives: Stock Option: We believe that making employees think like owners is a key objective for our compensation program and that retaining our senior management team is essential to our success. Our 2004 Incentive and Stock Option Plan address those goals.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

We believe that Peter Cunningham has continued to provide outstanding leadership for AXM Pharma. He has also led AXM Pharma in its successful application to have its common stock listed on to the American Stock Exchange.

Mr. Cunningham was originally hired to serve as our Chief Operating Officer, but in September 2003, Mr. Cunningham was promoted to the positions of President and Chief Executive Officer. In fiscal 2003, Mr. Cunningham received a salary of $120,000 per year for his services. In January 2004, our Board of Directors increased Mr. Cunningham's salary to $240,000 per year. In addition, Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003. Mr. Cunningham is also entitled to health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. We believe that the base salary when combined with his opportunity to receive stock grants, provides Mr.
Cunningham with the ability to achieve long term compensation that is competitive with long term compensation packages offered by our competitors.

Mr. Cunningham's salary, bonus and incentives shall be reviewed yearly by our Board of Directors and compensation committee with the goal of bringing Mr. Cunningham's salary in line with industry standards.



                             EXECUTIVE COMPENSATION


                           SUMMARY COMPENSATION TABLE
                             EXECUTIVE COMPENSATION



                           Summary Compensation Table



                                                                   Long Term Compensation
                                                                 ----------------------------- -----------
ANNUAL COMPENSATION                                              AWARDS                        Payouts
                                                                 ----------------------------- -----------

---------------------------------------------------------------- ----------------------------- -----------
 (a)                 (b)         (c)         (d)       (e)       (f)         (g)               (h)         (i)


                                                        Other                 Securities                    All
 Name                                                   Annual    Restricted  Under-                        Other
 And                                                    Compen-   Stock       lying            LTIP         Compen-
 Principal                                              sation    Award(s)    Options/         Payouts      sation
                                                                    ($)       SARs (#)         ($)            ($)

Position             Year        Salary($)   Bonus($)     ($)
---------------------------------------------------------------- ----------------------------- ----------- -----------
Peter W. Cunningham, 2003        $50,000        0          0      $208,335     41,667              0           0
President, CEO,      2002         0             0          0
                     2001         0             0          0
Lan Hao              2003         40,000        0          0      $500,000    100,000              0           0
CFO, Director,       2002         0             0          0
                     2001         0             0          0



Option/SAR in Last Fiscal Year
                               (Individual Grants)

--------------------------------------------------------------------------------------------------------------


Name                                Number of        Percent of total          Exercise or     Expiration
                                    Securities       options/SARs              base price      date
                                    Underlying       granted to                 ($/Sh)
                                    Options/SARs     employees in
                                    Granted (#)      fiscal year
--------------------------------------------------------------------------------------------------------------
(a)                                 (b)              (c)                       (d)             (e)

Peter W. Cunningham(1),              0                0                         0               N/A
President, CEO

Lan S. Hao(2)                        0                0                         0               N/A
CFO, Director




(1) Does not include 400,000 incentive stock options authorized by our Board of Directors exercisable at $3.90 per share which are subject to ratification of the "2004 Qualified and Nonstatutory Stock Option Plan" by our Shareholders at the next annual meeting.

(2) Does not include 25,000 incentive stock options authorized by our Board of Directors exercisable at $3.90 per share which are subject to ratification of the "2004 Qualified and Nonstatutory Stock Option Plan" by our Shareholders at the next annual meeting.



AGGREGATED OPTION/SAR EXERCISED AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

         There were no options or SARs granted or exercised during the last fiscal year.

LONG TERM INCENTIVE PLANS

         No Long Term Incentive awards were granted in the last fiscal year.


STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

         Any stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary of AXM Pharma, Inc., 4695 Macarthur Court, 11th Floor, Newport Beach, California 92660:

     o Not later than November 15, 2004, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or


March 29, 2004

                                ADMISSION TICKET
                                AXM PHARMA, INC.
                       2004 ANNUAL MEETING OF STOCKHOLDERS
                            Thursday, April 29, 2004
                        10:00 a.m. Pacific Standard Time
                      3960 HOWARD HUGHES PARKWAY, SUITE 500
                               LAS VEGAS, NV 89109

         THIS ADMISSION  TICKET ADMITS ONLY THE NAMED  STOCKHOLDER  AND A GUEST.
NOTE: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

                                      PROXY

                                AXM PHARMA, INC.
                      3960 HOWARD HUGHES PARKWAY, SUITE 500
                               LAS VEGAS, NV 89109

                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 29, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Wang Wei Shi and Douglas MacLellan , and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of AXM Pharma, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the annual meeting of Shareholders of AXM Pharma, Inc. to be held at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89109, on April 29, 2004, at 10:00 A.M., PST, and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified and, if no specification is made, will be voted for each proposal, and this proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

This proxy is solicited on behalf of the                     Please mark    [X]
Board of Directors AXM Pharma, Inc. The Board                your votes as
of Directors unanimously recommends that you                 indicated in
vote "FOR" each of the proposals.                            this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1. To elect of The Board of Directors, whose terms are described in the proxy statement.

To withhold authority to vote for any nominee, mark "For All Except" and write the nominee's name(s) on the line below.

FOR ALL       WITHHOLD ALL      FOR ALL EXCEPT
  [_]             [_]               [_]
                                             --------------------------------

2. To approve the 2004 AXM Pharma, Inc. Incentive and Nonstatutory Stock Option Plan.

FOR            AGAINST           ABSTAIN
[_]              [_]               [_]

3. To ratify the appointment of Malone & Bailey, PLLC, as AXM Pharma's independent auditors for the fiscal year ending December 31, 2004

FOR            AGAINST           ABSTAIN
[_]             [_]                [_]

Please indicate if you intend to attend this meeting [_] YES       [_] NO

If address has changed, please check the box and indicate your new address
below   [_]

--------------------------------


--------------------------------


Signature(s) Date:              , 2004
                    ------------

-------------------------------

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This proxy must be signed exactly as your name appears  hereon.  When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.